EXHIBIT 3.7

                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                      EDUCATIONAL VIDEO CONFERENCING, INC.


         Pursuant to Section 242 of the General  Corporation Law of the State of
Delaware  (the  "GCL"),   Educational  Video  Conferencing,   Inc.,  a  Delaware
corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation is amended by striking paragraph "FIRST" and inserting, in lieu thereof, the following:

             "FIRST: The name of the corporation is EVCI Career Colleges Incorporated."

             2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by a duly authorized officer this 23rd day of May, 2002.


                                        /s/ Dr. Arol I. Buntzman
                                        -------------------------------------
                                        Dr. Arol I. Buntzman
                                        Chairman and Chief Executive Officer